Exhibit 99.1

XpresSpa Group Announces Board Authorization for Stock
Repurchase Program

Up to 15 Million Shares of Outstanding Common Stock May Be Repurchased

NEW YORK, August 31, 2021 - XpresSpa Group, Inc. (Nasdaq: XSPA), a travel health and wellness company, today announced that its Board of Directors has authorized a stock repurchase program for up to 15,000,000 shares of its outstanding common stock.

"Our XpresCheck™ COVID-19 testing business continues to grow and perform well. In July, increased testing volumes and improved mix of higher margin rapid tests resulted in higher overall practice fees than in June. Additionally, these activities exclude any testing related to our new CDC relationship or from our El Al Airlines pilot program. We believe launching a stock buyback program reflects our confidence in the long-term prospects of the business and the undervalued price of our stock," said Bruce Bernstein, Chairman of the Board of XpresSpa Group, Inc. “Consistent with our business philosophy, we will continue to evaluate investment opportunities in the business against buying back shares."

The shares may be repurchased on the open market, in privately negotiated transactions, or otherwise in accordance with applicable federal securities laws. The specific timing and amount of future repurchases will be determined by market conditions, cash flow requirements, securities law limitations, and other factors. Repurchases may continue from time to time, as conditions permit, until the number of shares authorized to be repurchased have been acquired, or until the authorization to repurchase is terminated or expires, whichever occurs first.

The share repurchase authorization will be used at management’s discretion and will expire on September 15, 2022, unless further extended by the Board of Directors. The repurchase program may also be suspended, modified, or discontinued at any time.

About XpresSpa Group, Inc.

XpresSpa Group, Inc. (Nasdaq: XSPA) is a leading global health and wellness holding company operating three distinct brands: Treat™, XpresCheck™, and XpresSpa™. Treat is a travel health and wellness brand that will be providing on-demand access to healthcare through technology and personalized services. XpresCheck is a leading on-site airport provider of COVID-19 screening and testing with 13 locations in 11 domestic airports. XpresSpa is a leading airport retailer of spa services and related health and wellness products, with 43 locations in 21 airports globally.

To learn more about XpresSpa Group, visit: www.XpresSpaGroup.com.

To learn more about Treat, visit: www.TreatCare.com.

To learn more about XpresCheck, visit: www.XpresCheck.com.

To learn more about XpresSpa, visit www.XpresSpa.com.

Twitter: @Treat_Care and Instagram: @treat_care

Twitter: @xprescheck and Instagram: @realxprescheck

Twitter: @XpresSpa and Instagram: @XpresSpa

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements relating to expectations about future results or events are based upon information available to XpresSpa Group as of today's date and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in XpresSpa Group’s most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XpresSpa Group, or other matters and attributable to XpresSpa Group or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XpresSpa Group does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Investor Relations:

ICR

Raphael Gross

ir@xpresspagroup.com

(203) 682-8253

Media

Julie Ferguson

Julie@jfprmedia.com

(312) 385-0098